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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                           Amendment No. 1 to Form 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 1999

                              PHOTON DYNAMICS, INC.

             (Exact name of registrant as specified in its charter)

        CALIFORNIA                 3559                    94-3007502
(State of incorporation)    (Commission File Number)     (IRS Employer
                                                       Identification No.)

            6325 San Ignacio Avenue, San Jose, California 95119-1202

             (Address of principal executive offices of Registrant)

                                 (408) 226-9900
              (Registrant's telephone number, including area code)

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We have previously reported the merger of Pharaoh Acquisition Corp. with and into CR Technology, Inc. whereby CR Technology became a wholly owned subsidiary of Photon Dynamics, Inc. on Form 8-K dated November 30, 1999. This amendment to the November 30, 1999 8-K contains the information required by
Item 7 of Form 8-K.



                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS CURRENT REPORT ON FORM 8-K (THE "REPORT") CONTAINS FORWARD-LOOKING STATEMENTS THAT KNOWN AND UNKNOWN INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, SEE THE SECTION ENTITLED "RISK FACTORS" IN THE PROXY STATEMENT/PROSPECTUS FILED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4 (NO. 333-88407) DECLARED EFFECTIVE BY THE SEC ON OCTOBER 27, 1999.

Pharaoh Acquisition Corp., a California corporation ("Merger Sub"), which was a wholly owned subsidiary of Photon Dynamics, Inc., a California corporation ("PDI"), was merged with and into CR Technology, Inc.., a California corporation ("CRT"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of August 10, 1999, among PDI, Merger Sub, and CRT (the "Agreement"). The terms of the Agreement were determined through arms' length negotiations between PDI and CRT.

The merger of Merger Sub with and into CRT (the "Merger") became effective at the time of the filing of a Agreement of Merger with the California Secretary of State on November 30, 1999 (the "Effective Time"). Approximately 99% of the shares of CRT common stock ("CRT Common Stock"), and 100% of the shares of CRT preferred stock ("CRT Preferred Stock"), outstanding and entitled to vote, approved the Agreement and the Merger. Of the CRT Common Stock eligible to vote on the Merger, none voted against the Agreement and the Merger and approximately 1% abstained. A majority of the shares of PDI common stock ("PDI Common Stock") outstanding and entitled to vote, approved the issuance of shares of PDI Common Stock in the Merger.

At the Effective Time: (i) Merger Sub ceased to exist; (ii) CRT, as the surviving corporation in the Merger, became a wholly owned subsidiary of PDI; and (iii) subject to the provisions of the Agreement relating to the payment of cash in lieu of fractional shares, each share of CRT Common Stock outstanding immediately prior to the Effective Time was converted into the right to receive
1.2033 shares of PDI Common Stock and each shares of CRT Preferred Stock outstanding immediately prior to the Effective Time was converted into the right to receive 1.2033 shares of PDI Common Stock and the holders of the CRT Preferred Stock also received the right to their pro rata portion of an aggregate of 125,490 shares of PDI Common Stock, which is equal to the CRT Preferred Stockholders' liquidation preference under CRT's articles of incorporation.

In addition, pursuant to the Agreement, at the Effective Time, all rights with respect to CRT options then outstanding, were converted into and became rights with respect to PDI Common Stock, and PDI assumed each such outstanding CRT option in accordance with the terms of such option. By virtue of the assumption by PDI of such CRT options, from and after the Effective Time: (i) each CRT option assumed by PDI may be exercised solely for PDI Common Stock; (ii) the number of shares of PDI Common Stock subject to each such CRT option is equal to the number of shares of CRT Common Stock subject to such option immediately prior to the Effective Time multiplied by 1.2033 rounded down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share); and (iii) the per share exercise price under each such CRT option was adjusted by dividing the per share exercise price under such CRT option by 1.2033 and rounding up the nearest cent to determine the exercise price under such option with respect to the PDI Common Stock subject to such CRT option.

The former stockholders of CRT are receiving approximately 1,834,500 shares of PDI Common Stock pursuant to the Merger. In addition, shares of CRT options were converted into and become rights with respect to approximately 125,500 shares of PDI Common Stock. With respect to the CRT options, PDI assumed each such option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which is it evidenced.

ITEM 5.        PHOTON DYNAMICS, INC. CLOSES MERGER WITH CR TECHNOLOGY, INC.

On November 30, 1999 PDI closed its merger with CRT. A press release relating to closing of the merger is attached hereto as Exhibit 99.1.

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ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

       (a)    Financial Statements of the Business Acquired

       The required financial statements with respect to the acquired business referred to in Item 2 of this Report are incorporated by reference to such financial statements as filed with the Securities and Exchange Commission (the "SEC") by PDI in the Registration Statement on Form S-4 (Registration No. 333-88407) on October 27, 1999.

       (b)    Pro Forma Financial Information

       The required pro forma financial information with respect to the acquired business referred to in Item 2 of this report is incorporated by reference to such pro forma financial information as filed by PDI in the Registration Statement.

       (c)    Exhibits

EXHIBIT NO.    DESCRIPTION

2.1 Agreement and Plan of Merger and Reorganization, dated as of August 10, 1999, among Photon Dynamics, Inc., a California Corporation, Pharaoh Acquisition Corp., a California Corporation, and CR Technology, Inc., a California Corporation, (incorporated reference to Exhibit 2.1 to Registration Statement on Form S-4 (333-88407) (filed with the Commission on October 27, 1999).

23.1 Consent of Cacciamatta Accountancy Corporation, Independent Auditors (filed herewith)

99.1(*)        Press Release dated December 1, 1999

(*) Previously filed.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PHOTON DYNAMICS, INC.

Dated:   January 14, 2000           By: /s/ RICHARD DISSLY
         -----------------          -----------------------------
                                        Richard Dissly, Chief Financial Officer